Exhibit 10.2

EXECUTION COPY

CONSENT MEMORANDUM

TO:	Akorn, Inc. Lender Group
RE:	Consent re: Restatement of Financials
DATE:	November 12, 2015

Reference is hereby made to that certain Loan Agreement, dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Akorn, Inc., as the Borrower (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Borrower previously informed the Administrative Agent and the Lenders that it would restate its previously issued financial statements for the annual period ended December 31, 2014 and the quarterly periods ended June 30, 2014, September 30, 2014 and December 31, 2014 (such financial statements, together with the related deliveries required pursuant to Sections 5.01(a), 5.01(b) and 5.01(c) of the Loan Agreement, are collectively referred to herein as the “Specified 2014 Financials”). As a result of such pending restatements (collectively, the “Restatements”), the Borrower also previously informed the Administrative Agent and the Lenders that it (a) needed an extension under the Loan Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ended March 31, 2015 (such financial statements and related deliveries, the “2015 Q1 Financials”), the quarterly period ended June 30, 2015 (such financial statements and related deliveries, the “2015 Q2 Financials”) and the quarterly period ended September 30, 2015 (such financial statements and related deliveries, the “2015 Q3 Financials”), in each case, as currently required by Sections 5.01(b) and 5.01(c) of the Loan Agreement, (b) would not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ended March 31, 2015 (such financial statements and related deliveries, the “2015 Q1 10-Q”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower and (c) may not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ended June 30, 2015 (such financial statements and related deliveries, the “2015 Q2 10-Q”) and the quarterly period ended September 30, 2015 (such financial statements and related deliveries, the “2015 Q3 10-Q” and, together with the 2015 Q1 10-Q and the 2015 Q2 10-Q, the “2015 10-Qs”), in each case, on or before the applicable deadline established by the SEC with respect to such periodic reports of the Borrower.

Pursuant to that certain Consent Memorandum, dated May 19, 2015 (the “Existing Consent Memorandum”), by and among the Administrative Agent and the Lenders party thereto, and acknowledged and agreed to by the Borrower, the Administrative Agent and the Lenders party thereto consented and agreed that, inter alia, certain specified Defaults or Events of Defaults that may have occurred and be continuing or may occur as a result of the foregoing were waived, so long as the Specified 2014 Financials, the 2015 Q1 Financials, the 2015 Q2 Financials and the 2015 Q3 Financials were furnished to the Administrative Agent and the Lenders within certain extended time periods set forth in the Existing Consent Memorandum.

The Borrower has now informed the Administrative Agent and the Lenders that (a) it will need a further extension under the Loan Agreement in order to furnish the restated Specified 2014 Financials, the 2015 Q1 Financials, the 2015 Q2 Financials and the 2015 Q3 Financials, (b) it will also need an extension under the Loan Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ending December 31, 2015 (such financial statements and related deliveries, the “2015 Q4 Financials” and, together with the 2015 Q1 Financials, the 2015 Q2 Financials and the 2015 Q3 Financials, the “2015 Quarterly Financials”), as currently required by Sections 5.01(b) and 5.01(c) of the Loan Agreement, (c) it will also need an extension under the Loan Agreement in order to furnish its financial statements (and related deliveries) for the annual period ending December 31, 2015 (the “2015 Annual Financials” and, together with the 2015 Quarterly Financials, the “2015 Financials”), as currently required by Sections 5.01(a) and 5.01(c) of the Loan Agreement, (d) it will also need an extension under the Loan Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ending March 31, 2016 (such financial statements and related deliveries, the “2016 Q1 Financials”), as currently required by Sections 5.01(b) and 5.01(c) of the Loan Agreement, (e) it may not file with the SEC its Annual Report on Form 10-K (and related deliveries) for the annual period ending December 31, 2015 (such financial statements and related deliveries, the “2015 10-K”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower and (f) it may not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ending March 31, 2016 (such financial statements and related deliveries, the “2016 Q1 10-Q”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower.

The Borrower has now requested that the Administrative Agent and the Required Lenders consent to and agree (the “Consent”) that any Default or Event of Default that may have occurred and is continuing or may occur, in each case, pursuant to clauses (c), (d), (e), (g) and/or (n) of Article VII of the Loan Agreement or the corresponding provisions of any other Loan Document, solely and directly as a result of (i) any of the Specified 2014 Financial Statements being incorrect, (ii) the Restatements, (iii) any failure of the Borrower to file any 2015 10-Q, the 2015 10-K or the 2016 Q1 10-Q on or before the applicable deadline established by the SEC with respect to such periodic reports of the Borrower, (iv) any failure of the Borrower to provide the restated Specified 2014 Financials, the 2015 Financials, any 2015 10-Qs, the 2015 10-K, the 2016 Q1 Financials and/or the 2016 Q1 10-Q on or before any other applicable deadline and/or (v) any failure of the Borrower to provide any notice of the foregoing, are each hereby waived; provided that, (1) the Borrower shall furnish to the Administrative Agent and the Lenders the restated Specified 2014 Financials, the 2015 Financials and the 2016 Q1 Financials by no later than August 15, 2016 and (2) the Borrower shall furnish to the Administrative Agent and the Lenders (other than Lenders who have elected not to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities (each, a “Public Lender”)) internally prepared drafts of the 2015 Q3 Financials by no later than November 13, 2015 (to the extent the 2015 Q3 Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date), internally prepared drafts of the 2015 Q4 Financials by no later than February 12, 2016 (to the extent the 2015 Q4 Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date), internally prepared drafts of the 2015 Annual Financials by no later than March 31, 2016 (to the extent the 2015 Annual Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date) and internally prepared drafts of the 2016 Q1 Financials by no later than May 13, 2016 (to the extent the 2016 Q1 Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date) (such internally prepared drafts of the 2015 Q3 Financials, 2015 Q4 Financials, 2015 Annual Financials and 2016 Q1 Financials are collectively referred to herein as the “Specified Draft Financials”); provided further that, it is hereby understood and agreed that, in lieu of any increase to the interest rate applicable to the Loans set forth in the Existing Consent Memorandum and upon the effectiveness of this Consent:

(1) the “Applicable Rate” definition set forth in Section 1.01 of the Loan Agreement shall be amended and restated to read as follows:

“Applicable Rate” means:

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(a) commencing on (and including) November 13, 2015 and ending on (but excluding) the earlier of May 13, 2016 and the Financials Delivery Compliance Date, (i) 4.00% per annum for any ABR Loan and (ii) 5.00% per annum for any Eurodollar Loan;

(b) if the Financials Delivery Compliance Date does not occur on or prior to May 13, 2016, commencing on (and including) May 13, 2016 and ending on (but excluding) the Financials Delivery Compliance Date, (i) 4.50% per annum for any ABR Loan and (ii) 5.50% per annum for any Eurodollar Loan; and

(c) commencing on (and including) the Financials Delivery Compliance Date and for each day thereafter, with respect to any Eurodollar Loan or any ABR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “ABR Spread”, as the case may be, based upon the Ratings Level applicable on such date:

Ratings Level	Index Ratings (Moody’s/S&P)	Eurodollar Spread	ABR Spread
Level I	B1/B+ or higher	4.25%	3.25%
Level II	B2/B	4.75%	3.75%
Level III	B3/B- or lower	5.50%	4.50%

For purposes of the foregoing:

(1) “Financials Delivery Compliance Date” means August 15, 2016; provided that, if the Borrower shall have provided the Administrative Agent and the Lenders, prior to August 15, 2016, with (A) its restated financial statements for the annual period ended December 31, 2014 and the quarterly periods ended June 30, 2014, September 30, 2014 and December 31, 2014, in each case, together with the related deliveries required pursuant to Sections 5.01(a), 5.01(b) and 5.01(c) of this Agreement, (B) its financial statements for the annual period ending December 31, 2015, the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 and the quarterly period ending December 31, 2015, in each case, together with the related deliveries required pursuant to Sections 5.01(a), 5.01(b) and 5.01(c) of this Agreement and (C) its financial statements for the quarterly period ending March 31, 2016, together with the related deliveries required pursuant to Sections 5.01(b) and 5.01(c) of this Agreement, the “Financials Delivery Compliance Date” shall be the first date on which each of the financial statements set forth in the foregoing clauses (A), (B) and (C) shall have been provided to the Administrative Agent.

(2) “Index Rating” means the public corporate credit rating of the Borrower then most recently announced by S&P or the public corporate family rating of the Borrower then most recently announced by Moody’s, as applicable.

(3) with respect to clause (c) above, (A) if neither Moody’s nor S&P shall have in effect an Index Rating (other than by reason of the circumstances referred to in clause (F) below), then the applicable Ratings Level shall be Level III, (B) if the Index Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Ratings Levels, the Ratings Level shall be based on the lower of the two Index Ratings, (C) if only one of S&P and Moody’s shall have in effect an Index Rating, the Ratings Level shall be determined by reference to the available Index Rating, (D) if the Index Rating established or deemed to have been established by S&P or Moody’s shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent or the Lenders, (E) each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change and (F) if the rating system of either rating agency shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Index Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Index Rating most recently in effect prior to such change or cessation.

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(2) at the time of the effectiveness of any Repricing Transaction that is consummated prior to November 13, 2016, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof set forth in the Loan Agreement, the aggregate principal amount of all Loans prepaid (or converted or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof set forth in the Loan Agreement, the aggregate principal amount of all Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction, it being understood and agreed that such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction and, on and after November 13, 2016, no fee shall be payable pursuant to this clause;

(3) during the period (the “Consent Period”) commencing on the effective date of this Consent Memorandum and ending on (but excluding) the Financials Delivery Compliance Date:

(i) no Loan Party shall make any Restricted Payment in reliance on clause (iv) of the first paragraph of Section 6.08 of the Loan Agreement; and

(ii) the Borrower shall (A) issue a press release and (B) hold and participate in a conference call for Lenders, in each case, to discuss and provide updates to Lenders in respect of the matters relating to this Consent Memorandum, within five Business Days (or such later date as may be reasonably acceptable to the Administrative Agent) of February 12, 2016 and May 13, 2016 (in each case, to the extent the Consent Period is continuing as of such applicable date) (it being understood and agreed that, at the request of the Borrower, the Administrative Agent shall notify the Lenders of the time, date and dial-in information with respect to such calls);

(4) if, and for so long as, the common Equity Interests of the Borrower are not listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), the Loans shall bear interest at a rate per annum equal to 0.50% plus the rate otherwise applicable thereto; and

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(5) if the Borrower fails (A) to provide the Administrative Agent and the Lenders with the restated Specified 2014 Financials, the 2015 Financials and the 2016 Q1 Financials on or prior to August 15, 2016, (B) to provide the Administrative Agent and the Lenders (other than Public Lenders) with any of the Specified Draft Financials (to the extent required to be provided) on or prior to the respective deadlines set forth above, (C) to pay any fee payable in connection with a Repricing Transaction in accordance with clause (2) above or (D) to comply with the restrictions on Restricted Payments or the requirement to issue press releases and hold and participate in calls, in each case, as set forth in clause (3) above, the waiver of any Default or Event of Default pursuant to this Consent shall cease to be effective, the Administrative Agent and the Lenders shall have all the rights and remedies afforded by the Loan Agreement and the other Loan Documents as if such waiver had never been granted, and an immediate Event of Default shall be deemed to have occurred under the Loan Agreement.

From and after the date this Consent Memorandum becomes effective, for purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and each Lender shall be deemed to authorize the Administrative Agent to treat) the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i). The Borrower and the Administrative Agent shall treat (and each Lender shall be deemed to agree to treat) the changes to the terms of the existing Loans resulting from the effectiveness of this Consent as causing a significant modification of the existing Loans within the meaning of Treasury regulation Section 1.1001-3.

Each of the Lenders party hereto hereby acknowledges and agrees that the Specified Draft Financials may include material non-public information concerning the Borrower, the other Loan Parties and their Related Parties or their respective securities, including for purposes of Federal and state securities laws, and are subject to Section 9.12 of the Loan Agreement.

Please indicate your Consent and your agreement to the other matters described above, as soon as possible but in no event later than 1:00 p.m. (New York City time) on November 13, 2015 by sending an executed counterpart of your attached signature page to this Consent Memorandum by fax or e-mail to the attention of Zeynep Gieseke at Latham & Watkins LLP, counsel to the Administrative Agent (fax number: 312.993.9767; e-mail: zeynep.gieseke@lw.com). Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. This Consent Memorandum will be effective upon the Administrative Agent’s receipt of (i) executed signature pages via facsimile or e-mail from the Borrower, the Administrative Agent and the Required Lenders pursuant to Section 9.02 of the Loan Agreement and (ii) all fees (including consent fees payable to the Lenders) and any other amounts due and payable in connection with this Consent Memorandum, including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

Each reference in the Loan Agreement to “this Loan Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” and words of like import, and each reference in the other Loan Documents to the Loan Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Loan Agreement after giving effect to this Consent Memorandum; and this Consent Memorandum and the Loan Agreement shall be read together and construed as a single instrument. This Consent Memorandum is a Loan Document. Except as expressly set forth herein, (i) all of the terms and provisions of the Loan Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed and (ii) the execution, delivery and effectiveness of this Consent Memorandum shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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All of the terms and provisions of this Consent Memorandum shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

This Consent Memorandum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent Memorandum by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Consent Memorandum. This Consent Memorandum shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ William J. Oleferchik
Name: William J. Oleferchik
Title: Managing Director

Signature Page to TLB Consent Memorandum

Akorn, Inc.

Name of Lender: *

By
Name:
Title:

For any Lender requiring a second signature line:

By
Name:
Title:

* Signature pages for Required Lenders on file with the Administrative Agent.

Signature Page to TLB Consent Memorandum

Akorn, Inc.

Acknowledged and Agreed:

AKORN, INC.

By:	/s/ Joe Bonaccorsi
Name: Joe Bonaccorsi
Title: Secretary

Signature Page to TLB Consent Memorandum

Akorn, Inc.